UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Thomas M. Wittenschlaeger

On December 11, 2023, Thomas M. Wittenschlaeger, who served as Chief Executive Officer of AYRO, Inc. (the “Company”) and as a member of the Company’s board of directors (the “Board”), tendered his resignation from his roles as an officer, employee and director of the Company, effective as of December 13, 2023 (the “Effective Date”). Mr. Wittenschlaeger’s resignation from the Board was not in connection with any disagreement between Mr. Wittenschlaeger and the Company, its management, the Board or any committee of the Board on any matter relating to the Company’s operations, policies or practices, or any other matter.

General Release and Severance Agreement

In connection with Mr. Wittenschlaeger’s resignation, the Company and Mr. Wittenschlaeger entered into a General Release and Severance Agreement, dated December 13, 2023 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Wittenschlaeger will be entitled to (1) severance pay in the amount of 12 months of his base salary of $280,000, less all lawful and authorized withholdings and deductions, to be paid in 12 equal monthly installments, (2) a bonus payment in the amount of $114,800, less all lawful and authorized withholdings and deductions, and (3) reimbursement for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of up to 12 months following the Effective Date, provided that Mr. Wittenschlaeger has not obtained subsequent employment with comparable or better medical, vision and dental coverage. The Separation Agreement provides Mr. Wittenschlaeger the opportunity to revoke his acceptance of the Separation Agreement at any time for seven days following the date of the Separation Agreement, in which case the Separation Agreement shall not be effective and shall be deemed void.

In exchange for the consideration provided to Mr. Wittenschlaeger in the Separation Agreement, Mr. Wittenschlaeger and the Company have agreed to mutually waive and release any claims in connection with Mr. Wittenschlaeger’s employment, separation and resignation from the Company.

In connection with the execution of the Separation Agreement, Mr. Wittenschlaeger’s existing executive employment agreement was terminated; provided, however, that certain surviving customary confidentiality provisions and restrictive covenants remain in full force and effect. The Separation Agreement also provides for certain customary covenants regarding confidentiality and non-disparagement.

The description of the Separation Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Principal Executive Officer and Executive Chairman

On December 14, 2023, the Board appointed Joshua Silverman, the Company’s current Chairman of the Board, to the position of Principal Executive Officer and Executive Chairman, effective as of the Effective Date.

Mr. Silverman (53) has been a director of the Company and Chairman of the Board since May 28, 2020. Previously, Mr. Silverman has served as a member of the Board since January 30, 2018. Mr. Silverman currently serves as the managing member of Parkfield Funding LLC. Mr. Silverman was the co-founder of, and was previously a principal and managing partner of, Iroquois Capital Management, LLC (“Iroquois”), an investment advisory firm. From its inception in 2003 until July 2016, Mr. Silverman served as co-chief investment officer of Iroquois. While at Iroquois, he designed and executed complex transactions, structuring and negotiating investments in both public and private companies, and was often called upon by such companies to solve inefficiencies relating to corporate structure, cash flow, and management. From 2000 to 2003, Mr. Silverman served as co-chief investment officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as assistant press secretary to the President of the United States. Mr. Silverman currently serves as a director of MyMD Pharmaceuticals, Inc. (NASDAQ: MYMD), Pharmacyte, Inc. (NASDAQ: PMCB), Synaptogenix, Inc. (NASDAQ: SNPX) and Petros Pharmaceutical, Inc. (NASDAQ: PTPI), all of which are public companies. He previously served as a director of National Holdings Corporation from July 2014 through August 2016 and as a director of Marker Therapeutics, Inc. from August 2016 until October 2018. Mr. Silverman received his B.A. from Lehigh University in 1992.

Mr. Silverman will not be provided any additional compensation for his service as Principal Executive Officer or Executive Chairman. There is no arrangement or understanding between Mr. Silverman and any other person pursuant to which he was appointed as Principal Executive Officer and Executive Chairman. There are no family relationships between Mr. Silverman and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company.

Appointment of David E. Hollingsworth

On December 14, 2023, the Board of appointed David E. Hollingsworth as Interim President of AYRO Operating Company, Inc., a subsidiary of the Company (the “AYRO Operating”), effective as the Effective Date.

Mr. Hollingsworth (43) is a senior level accounting professional with extensive experience in financial reporting, analysis, regulation and supervision. Mr. Hollingsworth has served as the Company’s Chief Financial Officer since August 2022 and as its Interim Chief Financial Officer from January 2022 to August 2022. From March 2021 until January 2022, Mr. Hollingsworth served as a consultant with Bridgepoint Consulting, a provider of financial, technology, and management consulting services, and served as the Company’s Controller under a consulting agreement between the Company and Bridgepoint Consulting. From January 2020 until March 2021, he served as Controller at Wondercide LLC, a pest control manufacturer. Before that, he worked as a Controller Consultant at Bridgepoint Consulting from October to December 2019. From September 2018 to September 2019, Mr. Hollingsworth served as Financial Controller of CPI Products, a manufacturer of plastic products, where he oversaw accounting and financial functions, directed human resources for corporate staff at three manufacturing locations, and designed and implemented department performance criteria and tracking. From May 2015 until August 2018, Mr. Hollingsworth served as Corporate Controller of Sunworks Inc, a provider of solar power systems. Mr. Hollingsworth holds a Master of Business Administration from Weber State University and a Bachelor of Science degree in Accounting from Brigham Young University - Idaho.

In connection with Mr. Hollingsworth’s appointment, his base salary was increased to $270,000 per annum, and Mr. Hollingsworth will be paid a one-time cash bonus of $25,000. There is no arrangement or understanding between Mr. Hollingsworth and any other person pursuant to which he was appointed as Interim President of AYRO Operating. There are no family relationships between Mr. Hollingsworth and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On December 15, 2023, the Company issued a press release announcing Mr. Hollingsworth’s appointment as Interim President of AYRO Operating. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	General Release and Severance Agreement, by and between the Company and Thomas Wittenschlaeger, dated as of December 13, 2023.

99.1	Press Release, dated December 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: December 15, 2023	By:	/s/ David E. Hollingsworth
David E. Hollingsworth
Chief Financial Officer